UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On March 24, 2011, Viacom Inc. (the “Company”) announced that it had agreed to sell $500,000,000 aggregate principal amount of 3.50% Senior Notes due 2017 (the “Senior Notes”).  The sale of the Senior Notes is expected to close on March 31, 2011.  In connection therewith, on March 24, 2011, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and BNP Paribas Securities Corp., as representatives of the underwriters named in Schedule 1 thereto.  The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-162962) previously filed with the Securities and Exchange Commission (the “Registration Statement”).  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.

The Company incorporates by reference the Underwriting Agreement filed herewith as Exhibit 1.1 into the Registration Statement, pursuant to which the Senior Notes were registered.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed as part of this Report on Form 8-K:
	Exhibit No.	Description of Exhibit
1.1
Underwriting Agreement, dated March 24, 2011, among Viacom Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and BNP Paribas Securities Corp., as representatives of the underwriters named in Schedule 1 thereto.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Keyes Hill-Edgar
	Name:	Keyes Hill-Edgar
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

Date:  March 28, 2011

Exhibit Index

Exhibit No.	Description of Exhibit

1.1
Underwriting Agreement, dated March 24, 2011, among Viacom Inc. and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and BNP Paribas Securities Corp., as representatives of the underwriters named in Schedule 1 thereto.